UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2024

Nxu, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41509	92-2819012
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1828 N. Higley Rd. Ste 116, Mesa, AZ 85205
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 309-5425

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NXU	NASDAQ

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12B-2 of the Securities Exchange act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On October 23, 2024, Nxu, Inc., a Delaware corporation (“Nxu”), NXU Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Nxu (“Merger Sub I”), NXU Merger Sub, LLC, a Delaware limited liability company (“Merger Sub II”) and Verde Bioresins, Inc., a Delaware corporation (“Verde”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub I will merge with and into Verde, with Verde continuing as a wholly owned subsidiary of Nxu and the surviving corporation of the first merger (the “First Merger”) and promptly following the First Merger, Verde shall merge with and into Merger Sub II (the “Second Merger” and together with the First Merger, the “Merger”), with Merger Sub II continuing as the surviving entity of the Second Merger. The First Merger and the Second Merger are intended to be treated as integrated steps in a single transaction that qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Subject to the terms and conditions of the Merger Agreement, (i) immediately prior to the effective time of the First Merger (the “Effective Time”), all outstanding convertible notes of Verde will be converted into shares of Verde common stock and all outstanding and unexercised Verde warrants will be exercised for shares of Verde common stock, and (ii) at the Effective Time, (a) each then-outstanding share of Verde common stock, other than any cancelled shares and dissenting shares, will be converted into the right to receive a number of shares of Nxu common stock, and (b) each then-outstanding and unexercised Verde option to purchase shares of Verde common stock, whether vested or unvested, will be assumed by Nxu and converted into an option to purchase a number of shares of Nxu common stock. The shares of Nxu common stock that will be issued to Verde stockholders and the number of shares of Nxu common stock underlying options that will be issuable to Verde optionholders will be calculated using a formula in the Merger Agreement based on the enterprise value of each of Verde and Nxu. Verde has been ascribed an aggregate enterprise value of approximately $306.9 million, and Nxu’s aggregate enterprise value will be an amount equal to approximately $16.2 million less an amount equal to the excess of certain lease payments remaining unpaid at the closing of the Merger over Nxu’s cash balance at closing. Upon the closing of the Merger, assuming Nxu’s aggregate enterprise value is approximately $16.2 million, pre-Merger Verde stockholders will own approximately 95% of the combined company and pre-Merger Nxu stockholders will own approximately 5% of the combined company, in each case, on a fully-diluted and as-converted basis.

At the Effective Time, (i) each then-outstanding option to acquire Nxu Class A common stock that is out-of-the-money immediately prior to the Effective Time will be cancelled without payment therefor, (ii) each option to acquire Nxu Class A common stock that is in-the-money will remain outstanding and will remain exercisable subject to the terms and conditions of the applicable option award agreement and incentive plan, and (iii) each Nxu restricted stock unit will be settled in accordance with its terms.

In connection with the Merger, following the execution and delivery of the Merger Agreement, Nxu and Verde will prepare and Nxu will file with the U.S. Securities and Exchange Commission (the “SEC”) a combined registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement”), registering under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Nxu common stock to be used in connection with the Merger, and a proxy statement with respect to the special meeting of Nxu’s stockholders at which Nxu has agreed to seek the approval of Nxu’s stockholders with respect to certain actions, including, among other things, (i) the issuance of Nxu common stock pursuant to the terms of the Merger Agreement for purposes of the rules of the Nasdaq Stock Market, LLC (“Nasdaq”), (ii) an amendment and restatement of Nxu’s certificate of incorporation to, among other things, (a) eliminate the dual class structure of the Nxu common stock and effectuate a reverse stock split, (b) change the number of authorized shares of Nxu’s common stock from 5,000,000,000 shares to such number as subsequently approved by the board of directors of Nxu (the “Nxu Board”), (b) change the number of authorized shares of Nxu’s preferred stock from 10,000,000 shares to such number as subsequently approved by the Nxu Board; (c) classify the board of directors of the Nxu Board, (d) require a supermajority stockholder vote in connection with certain actions under the certificate of incorporation, (e) permit the removal of a director only for cause, (f) extend the provision limiting the personal liability of directors to Nxu or its stockholders for monetary damages for breach of fiduciary duties to include Nxu’s officers, (g) update provisions governing indemnification and advance provisions in the certificate of incorporation, and (h) change the post-combination company’s name to “Verde Bioresins, Corp.”, and (iii) a new Nxu equity incentive plan (collectively, the “Nxu Proposals”).

Each of Nxu and Verde has agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (i) efforts to obtain the requisite approvals of their stockholders, (ii) non-solicitation of alternative acquisition proposals, (iii) the conduct of their respective businesses during the period between the date of signing the Merger Agreement and the closing of the Merger, (iv) Nxu using commercially reasonable efforts to maintain the existing listing of Nxu common stock on Nasdaq and cause the shares of Nxu common stock to be issued in connection with the Merger to be approved for listing on Nasdaq prior to the closing of the Merger, and (v) Nxu filing with the SEC and causing to become effective the Registration Statement to register the shares of Nxu common stock to be issued in connection with the Merger.

Consummation of the Merger, and the other transactions contemplated by the Merger Agreement, is subject to certain closing conditions, including, among other things, (i) approval by the requisite Nxu stockholders of the Nxu Proposals, (ii) approval by the requisite Verde stockholders of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, (iii) Nasdaq’s approval of the listing of the shares of Nxu common stock to be issued in connection with the Merger, and (iv) the Registration Statement having become effective in accordance with the Securities Act and not being subject to any stop order or proceeding seeking a stop order. In addition, immediately prior to the Effective Time, (i) except for Jessica Billingsley, each current director of Nxu will resign from the Nxu Board; (ii) each current officer of Nxu will resign from his or her position with Nxu; and (iii) each current officer of Verde will resign from his or her position with Verde. Immediately following the Effective Time, (i) the Nxu Board will consist of seven members, six of whom will be appointed by Verde and one of whom will be appointed by Nxu; and (ii) the officers of Verde (as of immediately prior to the Effective Time) will be appointed to serve as officers of Nxu in identical positions. Each party’s obligation to consummate the Merger is also subject to other specified customary conditions, including the accuracy of the representations and warranties of the other party (subject to certain materiality standards) and the performance in all material respects by the other party of its obligations under the Merger Agreement required to be performed on or prior to the date of the closing of the Merger.

The Merger Agreement contains certain termination rights, including, among others, (i) the mutual written consent of the parties, (ii) in the event that there is a breach by a party of any of its representations, warranties, covenants or agreements, which breach is not timely cured or curable, (iii) in the event that the Merger has not been consummated by March 31, 2025, (iv) in the event that the requisite approval of Nxu’s stockholders is not obtained upon a vote thereon (triggering Verde’s right to terminate), and (v) in the event that any governmental authority shall have taken action to restrain, enjoin or prohibit the consummation of the Merger, which action shall have become final and non-appealable. In addition, upon termination of the Merger Agreement by Verde by written notice to Nxu or by Nxu due to Verde’s failure to receive the requisite approval of Verde’s stockholders within 10 business days after the effectiveness of the Registration Statement, Verde will be required to pay Nxu a termination fee of $1.0 million. Further, Nxu may terminate the Merger Agreement prior to receipt of the requisite approval of Nxu’s stockholders to enter into a definitive agreement with respect to a Superior Proposal (as such term is defined in the Merger Agreement), provided that Nxu has provided Verde with at least five business days’ notice prior to such termination.

As soon as practicable following the Merger, Nxu will be renamed “Verde Bioresins, Corp.”, or such other name mutually agreed to by Nxu and Verde and will cause its current ticker symbol “NXU” to be changed to “VRDE” upon Nasdaq’s approval of the listing application.

Support Agreements, Lock-Up Agreements and Voting Agreement

Concurrently with the execution of the Merger Agreement, (a) Humanitario Capital LLC, the controlling stockholder of Verde, has entered into a support agreement with Nxu and Verde to vote all of its shares of Verde common stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby and against any alternative acquisition proposals (the “Verde Support Agreement”) and (b) certain directors and officers of Nxu (solely in their respective capacities as Nxu stockholders), holding an aggregate of approximately 19% of the total voting power of Nxu’s common stock, have entered into a support agreement with Nxu and Verde to vote all of their shares of Nxu common stock in favor of the Nxu Proposals and against any alternative acquisition proposals (the “Nxu Support Agreement,” and, together with the Verde Support Agreements, the “Support Agreements”).

Concurrently with the execution of the Merger Agreement, certain executive officers, directors and stockholders of Verde have entered into lock-up agreements (each a “Lock-Up Agreement” and collectively, the “Lock-Up Agreements”) pursuant to which, subject to specified exceptions, they have agreed not to transfer any of their shares of Nxu common stock acquired in connection with the Merger for a period of 180 days following the closing of the Merger. Following this initial lock-up period, the transfer of any shares of Nxu common stock representing more than 5% of the aggregate shares in any calendar month is prohibited for a period of 24 months.

Concurrently with the execution of the Merger Agreement, Nxu has entered into a Voting Agreement and Irrevocable Proxy (the “Voting Agreement”) with its Chief Executive Officer, Mark Hanchett (the “Holder”), related to which Nxu will issue a share of Series B preferred stock to the Holder, and, in exchange, the Holder has agreed to, subject to specified exceptions, (i) cast all of the votes to which he is entitled by reason of holding the Series B preferred stock “for” or “against” (as applicable) a special action subject to the votes cast by the holders of Class A common stock and Class B common stock of Nxu; and (ii) irrevocably grant each director of Nxu as the Holder’s proxy and attorney-in-fact to vote the Series B preferred stock on behalf of the Holder if he fails at any time to vote as required in the Voting Agreement.

The preceding summaries of the Merger Agreement, the Support Agreements, the Lock-Up Agreements and the Voting Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the form of the Nxu Support Agreement, the form of the Verde Support Agreement, the form of the Lock-Up Agreement and the Voting Agreement, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K (this “Report”) and which are incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this Report to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Nxu or Verde or to modify or supplement any factual disclosures about Nxu in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of Verde, Nxu and Merger Subs made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Nxu, Verde or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended Executive Employment Agreements and Wyant Employment Agreement

Concurrently with the signing of the Merger Agreement, on October 23, 2024, Nxu amended the employment agreements (collectively, the “Employment Agreement Amendments”) with each of its Chief Executive Officer, Mark Hanchett, and its President, Annie Pratt (each an “Executive” and collectively, the “Executives”). The Nxu Board also appointed Sarah Wyant (together with the Executives, the “Nxu Executives”), Nxu’s Interim Chief Financial Officer, to serve as Nxu’s Chief Financial Officer, effective on October 23, 2024. Biographical and other information regarding Ms. Wyant required by Items 401(b) and 401(e) of Regulation S-K is contained in Nxu’s proxy statement on Schedule 14A for its 2024 annual meeting of stockholders, filed with the SEC on May 2, 2024, and such information is incorporated by reference into this Report. There are no arrangements or understandings between Ms. Wyant and any other persons pursuant to which she was selected Nxu’s Chief Financial Officer. There are no family relationships between Ms. Wyant and any director or executive officer of Nxu, and there are no transactions between Ms. Wyant and Nxu that would be required to be reported under Item 404(a) of Regulation S-K. In connection with Ms. Wyant’s appointment, on October 23, 2024, Nxu entered into an employment agreement with Ms. Wyant (the “Wyant Employment Agreement”).

Each Employment Agreement Amendment, among other things, (i) provides that the Executive may not hold other employment unless such employment does not interfere or conflict with the Executive’s duty under the Executive Agreement, (ii) amends and restates the provisions governing benefits upon an involuntary termination without Cause by Nxu or the Executive’s resignation for Good Reason (as such terms are defined in the Employment Agreement Amendment) such that if the Executive is involuntarily terminated by Nxu without Cause or the Executive resigns for Good Reason in each case solely following a termination of the Merger Agreement, provided that the Executive executes a general release of claims, the Executive is entitled to amounts accrued prior to the Executive’s termination, a lump sum payment equal to six (6) months of base salary, less applicable taxes and withholding, the settlement of outstanding equity awards in accordance with their terms, and a monthly cash payment equal to the monthly premium costs for COBRA coverage for up to 12 months, (iii) amends the definition of Good Reason to clarify that none of (a) the execution of the Employment Agreement Amendment, (b) changes to Executive’s duties, authority or responsibilities or Executive’s principal place of employment, in each case, while the Merger Agreement is in effect, nor (c) any of the transactions contemplated by the Merger Agreement, including the Executive’s resignation from his or her position as an officer of Nxu or member of the Nxu Board will constitute Good Reason for purposes of the Employment Agreement, (iv) provides for the payment to the Executive of a financing bonus or bonuses not to exceed an aggregate amount equal to six months of the Executive’s annual base salary in the event that after the closing of the Merger Nxu raises at least $5 million during 2025 through the sale of Nxu equity securities to one or more third parties unaffiliated with either Nxu or Verde, provided that the Executive is employed by the Company on the closing of the Merger and provided Executive executes a general release of claims in connection with any termination of employment (the “Financing Bonus”), and (v) amends the outstanding equity awards as described below.

The Wyant Employment Agreement increases Ms. Wyant’s annual base salary to $300,000 from $275,000, provides that Ms. Wyant is eligible for the Financing Bonus and amends her outstanding equity awards as described below. Ms. Wyant will also be eligible to participate in Nxu’s standard employee benefit programs made available by Nxu to its employees generally, and will be eligible to receive paid vacation in accordance with Nxu’s vacation policies. If Nxu terminates Ms. Wyant (other than as a result of her death, disability or for Cause) or Ms. Wyant resigns for Good Reason (as such terms are defined in the Wyant Employment Agreement), in either case, following a termination of the Merger Agreement, provided that she executes a general release of claims, Ms. Wyant will be entitled to receive amounts accrued prior to her termination, a lump sum payment of $150,000, less applicable taxes and withholding, and continued vesting of outstanding equity awards.

Amendments to Equity Awards under the Employment Agreement Amendments and the Wyant Employment Agreement

The Nxu Board and the Nxu Executives previously agreed to extend the vesting dates for all restricted stock units (“RSUs”) previously granted to the Executives until January 31, 2025 (the “Delayed Vesting”), as the delivery of the RSUs during the original vesting periods would jeopardize Nxu’s ability to continue as a going concern. Pursuant to the Employment Agreement Amendments and the Wyant Employment Agreement, following the signing of the Merger Agreement, Nxu will deliver such RSUs to the Nxu Executives in installments in such amounts as Nxu determines may be delivered to the Nxu Executives without jeopardizing Nxu’s ability to continue as a going concern. Such RSUs will be delivered until the earlier of (a) the date all RSUs subject to Delayed Vesting have been delivered to the Nxu Executive or (b) the date that is no later than five business days prior to the closing of the Merger (the “Cut-Off Date”). Any RSUs that have not been delivered to the Nxu Executives as of the Cut-Off Date will be forfeited for no consideration. No RSUs will be settled if such settlement would cause the Nxu Executive to be subject to excise taxes imposed by Section 4999 of the Code, unless at the Company and Nxu Executive’s request, Verde may consider permitting such RSUs to be settled upon receipt of satisfactory evidence that the Nxu Executive has remitted to an escrow account the amount necessary to satisfy the Company’s tax withholding obligations under Section 4999 upon the closing of the transaction contemplated by the Merger Agreement.

The Nxu Executives hold stock options under the Amended 2023 Omnibus Plan and/or the Stock Option Plan of Atlis Motor Vehicles, Inc. All of the stock options have a per share exercise price in excess of the current fair market value of the Company’s stock as of the effective date of the Employment Agreement Amendments or the effective date of the Wyant Employment Agreement, as applicable. The Nxu Executives have agreed to forfeit all outstanding stock options, whether vested or unvested, for no consideration immediately prior to a Change in Control, provided the per share exercise price, as adjusted to reflect any changes in the Company’s capitalization between the effective date of the Employment Agreement Amendments or the Wyant Employment Agreement and the date on which a Change in Control occurs, remains in excess of the Company’s closing stock price on the trading day immediately preceding the date on which the Change in Control occur.

The preceding summaries of the Employment Agreement Amendments and the Wyant Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the form of the Employment Agreement Amendment and the Wyant Employment Agreement, which are filed as Exhibits 10.5 and 10.6, respectively, to this Report and which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 23, 2024, Nxu and Verde issued a joint press release announcing execution of the Merger Agreement. A copy of that press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing or other document pursuant to the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing or document, except as shall be expressly set forth by specific reference in such a filing or document.

Item 8.01	Other Events.

Concurrently with the signing of the Merger Agreement, on October 23, 2024, Nxu entered into a Board of Directors Agreement (collectively, the “Board of Directors Agreements”) with each of Jessica Billingsley and Britt Ide (each a “Non-Employee Director”), pursuant to which each Non-Employee Director will receive a $15,000 per quarter cash stipend and each Non-Employee Director will be granted 591,715 RSUs under the Nxu, Inc. Amended and Restated 2023 Omnibus Incentive Plan. Such RSUs will vest as follows: (1) 147,928 RSUs are consideration for services rendered for the quarter ending September 30, 2024 and shall be immediately vested, (2) the remaining RSUs shall vest ratably at the end of each calendar quarter from December 31, 2024 until June 30, 2025, provided that the Non-Employee Director continues to serve on the Nxu Board on the applicable vesting date. Vesting of the RSUs granted to the Non-Employee Directors and quarterly Non-Employee Director stipend payments shall cease upon the closing of the Merger. The Board of Directors Agreements also amend outstanding equity awards as described below.

On October 23, 2024, Nxu also amended the restricted stock unit award agreement (the “Nightengale Award Amendment”) with Caryn Nightengale, a former member of Nxu’s Board, to amend her outstanding equity awards as described below.

Pursuant to the Board of Directors Agreements and the Nightengale Award Amendment, following the signing of the Merger Agreement, Nxu will deliver RSUs to the Non-Employee Directors and Ms. Nightengale that were granted as consideration for their prior service as members of the Nxu Board (the “Director Delayed RSUs”). Such Director Delayed RSUs shall be delivered in installments in such amounts as Nxu determines may be delivered to the Non-Employee Directors and Ms. Nightengale without jeopardizing Nxu’s ability to continue as a going concern. Such Director Delayed RSUs will be delivered until the earlier of (a) the date all Director Delayed RSUs have been delivered to the Non-Employee Director and Ms. Nightengale or (b) the Cut-Off Date. Any Director Delayed RSUs that have not been delivered to the Non-Employee Directors and Ms. Nightengale as of the Cut-Off Date will be forfeited for no consideration.

The preceding summaries of the Board of Directors Agreements and the Nightengale Award Amendment do not purport to be complete and are qualified in their entirety by reference to the form of the Board of Directors Agreement and the Nightengale Award Amendment, which are filed as Exhibits 10.7 and 10.8, respectively, to this Report and which are incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Report and in the exhibits filed or furnished herewith may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can typically be identified by such words as “aim”, “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will,” and variations of such words and other similar expressions.

These forward-looking statements are only predictions based on current expectations and assumptions and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. There are important factors that could cause actual results to differ materially from the results expressed or implied by forward-looking statements, including (i) the risk factors set forth under “Risk Factors” in Part I, Item 1A of Nxu’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (“Nxu’s Form 10-K”), set forth in Nxu’s subsequent Quarterly Reports on Form 10-Q or set forth in Nxu’s other filings with the SEC and (ii) any of the following:

•	the expected timing to consummate the Merger and/or the transactions contemplated by the Merger Agreement;

•	the satisfaction (or waiver) of closing conditions to the consummation of the Merger and/or the transactions contemplated by the Merger Agreement, including obtaining stockholder approvals and any required regulatory clearances;

•	potential litigation relating to the Merger and/or the transactions contemplated by the Merger Agreement that could be instituted against Nxu, Verde or their respective directors;

•	risks related to Nxu’s continued listing on Nasdaq until closing of the Merger;

•	risks related to (i) the combined company’s satisfaction of the Nasdaq initial listing application qualifications for the listing on the Nasdaq Capital Market and (ii) Nasdaq’s approval of the listing of the shares of Nxu common stock to be issued in connection with the Merger;

•	risks associated with the possible failure to realize certain anticipated benefits of the Merger, including with respect to future financial and operating results;

•	uncertainties regarding unexpected costs, liabilities or delays in connection with the consummation of the Merger and/or the transactions contemplated by the Merger Agreement, and the impact such costs, liabilities or delays would have on the anticipated cash resources of the combined company upon closing;

•	operating costs, customer loss and business disruptions arising from the Merger and/or the transactions contemplated by the Merger Agreement and the pendency or consummation thereof (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers), which may be greater than expected;

•	the ability of Nxu and Verde to protect their respective intellectual property rights;

•	competitive responses to the proposed Merger and changes in expected or existing competition;

•	Nxu’s, Verde’s, and the combined company’s limited operating history;

•	the combined company’s ability to manage growth;

•	changes in capital requirements;

•	the combined company’s ability to obtain additional financing;

•	other adverse economic, business, and/or competitive factors; and

•	other risks to the consummation of the Merger and the other transactions contemplated by the Merger Agreement, including circumstances that could give rise to the termination of the Merger Agreement and the risk that the transactions contemplated thereby will not be consummated within the expected time period, without undue delay, cost or expense, or at all.

All forward-looking statements are qualified by, and should be considered in conjunction with, these cautionary statements. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which such statements are made. Except as required by applicable law, neither Nxu nor Verde undertakes any obligation to update forward-looking statements to reflect events or circumstances arising after such date.

Important Additional Information About the Proposed Transaction and Where to Find It

This Report and the exhibits filed or furnished herewith are not substitutes for the Registration Statement or for any other document that Nxu may file with the SEC in connection with the proposed transaction. In connection with the proposed transaction, Nxu intends to file relevant materials with the SEC, including the Registration Statement that will contain a proxy statement of Nxu and that will constitute a prospectus with respect to shares of Nxu’s common stock to be issued in connection with the proposed transaction (the “Proxy Statement/Prospectus”). NXU URGES ITS INVESTORS AND STOCKHOLDERS TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NXU, VERDE, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the Registration Statement, Proxy Statement/Prospectus and other documents filed by Nxu with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders should note that Nxu communicates with investors and the public using its website (www.nxuenergy.com) and the investor relations website (investors.nxuenergy.com), where anyone will be able to obtain free copies of the Registration Statement, Proxy Statement/Prospectus and other documents filed by Nxu with the SEC and investors and stockholders are urged to read the Registration Statement, Proxy Statement/Prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

No Offer or Solicitation

This Report and the exhibits filed or furnished herewith are not intended to and do not constitute (i) a solicitation of a proxy, consent or approval with respect to any securities or in respect of the proposed transaction or (ii) an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS REPORT AND THE EXHIBITS FILED OR FURNISHED HEREWITH ARE TRUTHFUL OR COMPLETE.

Participants in the Solicitation

Nxu, Verde and their respective directors, executive officers and other members of management may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about Nxu’s directors and executive officers, consisting of Mark Hanchett, Annie Pratt, Britt Ide, Jessica Billingsley and Sarah Wyant, including a description of their direct or indirect interest, by security holdings or otherwise, can be found under the captions, “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” and “Director Compensation” contained in the definitive proxy statement on Schedule 14A for Nxu’s 2024 annual meeting of stockholders, filed with the SEC on May 2, 2024 (the “2024 Nxu Proxy Statement”). To the extent that Nxu’s directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the 2024 Nxu Proxy Statement, such transactions have been or will be reflected on Statements of Change in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the persons who may be deemed participants in the solicitation of proxies, including the information about the directors and executive officers of Verde, will be included in the Proxy Statement/Prospectus and other relevant materials relating to the proposed transaction when it is filed with the SEC. Investors should read the Registration Statement, Proxy Statement/Prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction. These documents can be obtained free of charge from the sources indicated above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of October 23, 2024, by and among Nxu, Inc., Nxu Merger Sub, Inc., Nxu Merger Sub, LLC and Verde Bioresins, Inc.

10.1	Form of Nxu Support Agreement

10.2	Form of Verde Support Agreement

10.3	Form of Lock-Up Agreement

10.4	Voting Agreement and Irrevocable Proxy, dated as of October 23, 2024, by and between Nxu, Inc. and Mark Hanchett

10.5	Form of Amendment to Employment Agreement, by and between Nxu, Inc. and each of Mark Hanchett and Annie Pratt

10.6	Executive Employment Agreement for Sarah Wyant, dated as of October 23, 2024, by and between Nxu, Inc. and Sarah Wyant

10.7	Form of Board of Directors Agreement, by and between Nxu, Inc. and each of Jessica Billingsley and Britt Ide

10.8	Amendment to Restricted Stock Unit Award Agreement, dated as of October 23, 2024, by and between Nxu, Inc. and Caryn Nightengale

99.1	Joint Press Release of Nxu and Verde, issued on October 23, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Exhibits and schedules to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NXU, INC.

Date: October 23, 2024	By:	/s/ Mark Hanchett
Mark Hanchett
Chief Executive Officer